UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Fort lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In September 2002, in connection with the acquisition by Ener1, Inc. ("Ener1") of Ener1 Battery Company, Ener1 issued two common stock warrants to Ener1 Group, Inc. ("Group"), Ener1's majority shareholder: (1) a ten-year warrant to purchase up to 20,597,015 shares of common stock for an exercise price of $.08 per share (the "Investment Warrant"), and (2) an a ten-year warrant to purchase up to 48,402,985 shares of common stock for an exercise price of $.08 per share (the "Merger Warrant" and together the "Battery Warrants").

On January 27, 2006, Group exercised a portion of the Investment Warrant to purchase 2,635,000 shares of Ener1 common stock for an aggregate purchase price of $210,000; and on February 7, 2006, Group exercised the remaining portion of the Investment Warrant to purchase 17,972,015 shares of Ener1 common stock for an aggregate purchase price of $1,437,761.20 and a portion of the Merger Warrant to purchase 13,902,985 shares of Ener1 common stock for an aggregate purchase price of $1,112,238.80.

On March 30, 2006, Ener1 Group and Ener1 entered into an agreement setting forth the terms pursuant to which Ener1 Group would exercise the remaining portion of the Merger Warrant. In consideration for the exercise by Group of a portion of the Merger Warrant to purchase 10 million shares of common stock of Ener1 and delivery of the warrant exercise price of $800,000 to Ener1, Ener1 and Group agreed to the following:

(1)Ener1 will transfer Ener1’s entire equity interest in Ener EL Holdings, Inc. ("Ener EL"), to Group,

(2) Ener1 and Group will terminate the letter agreement between Group and Ener1 dated October 15, 2004 regarding Group’s commitment to purchase shares of Ener1 Series B Preferred Stock and warrants to purchase Ener1 stock, and

(3) Each of Ener1 and Group agreed to release the other company from outstanding obligations with respect to intercompany services provided by each company to the other as of March 30, 2005,

Group agreed that when Group has obtained funds sufficient, in its sole discretion, to exercise the balance of the Merger Warrant to purchase 24,500,000 share of Ener1 common stock at an exercise price of $.08 per share, or an aggregate purchase price of $1,960,000, it will do so.

Immediately upon receipt of the $1,960,000 exercise price, Ener1 shall issue to Group a new immediately exercisable, ten-year warrant to purchase 20,000,000 shares of Ener1 common stock at an exercise price of $0.50 per share, such warrant to contain substantially the same terms and conditions as the Merger Warrant, provided that the new warrant shall contain no terms that would require it to be treated as a "derivative liability" under applicable generally accepted accounting principles and interpretations thereof, including guidance or rulings of the U.S. Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

The matter set forth in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 30, 2006, Group exercised warrants to purchase 10,000,000 shares of Ener1 common stock for the aggregate purchase price of $800,000. The securities were issued to an accredited investor in a transaction not involving a general solicitation or general advertising that was exempt from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

April 5, 2006	By:	Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	Warrant Exercise Agreement